EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for First Quarter 2019

First Quarter Financial Results

(in thousands)	Q1 2019	Q1 2018	YOY Change
Total Revenues	$20,059	$19,716	1.7%
Operating Income	17	364	-95.3%
(Loss) Income Before Provision for Taxes	(30)	319	-109.4%
Net (Loss) Income	(109)	225	-148.4%
EBITDA**	292	580	-49.7%
Adjusted EBITDA**	371	709	-47.7%
Pre-Corporate EBITDA**	703	1,046	-32.8%
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, May 13, 2019 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $20.1 million and net loss of $0.1 million for the three months ended March 31, 2019, compared to revenues of $19.7 million and net income of $0.2 million for the three months ended March 31, 2018. The increase in revenues when compared to the same period of the prior year was primarily due to an increase in bookings in the Aperture and Wilhelmina Studios divisions. Decreased operating income was primarily the result of increased model costs and salaries and service costs, partially offset by lower office and general expenses. As a result, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA also decreased during the first three months of 2019 compared to the same period of the prior year.

William Wackermann, Chief Executive Officer of Wilhelmina, said, “Wilhelmina has started the year off strong. The beginning of 2019 marks the fifth consecutive quarter that Wilhelmina achieved year over year growth in total revenues. We’re energized by the momentum in our Aperture and Studio businesses, along with the steady performance in our model booking. In 2019, we’ll strive to grow through further innovation while maintaining our legacy.”

Financial Results

Net loss for the three months ended March 31, 2019 was $0.1 million, or $0.02 per fully diluted share, compared to net income of $0.2 million, or $0.04 per fully diluted share, for the three months ended March 31, 2019.

Pre-Corporate EBITDA was $0.7 million for the three months ended March 31, 2019, compared to $1.0 million for the three months ended March 31, 2018.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2019 and 2018.

(in thousands)	Three months ended March 31,
	2019	2018
Net (loss) income	(109)	$225
Interest expense	32	25
Income tax expense	79	94
Amortization and depreciation	290	236
EBITDA	292	$580
Foreign exchange loss	15	20
Share-based payment expense	64	109
Adjusted EBITDA	371	$709
Corporate overhead	332	337
Pre-Corporate EBITDA	703	$1,046

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2019, when compared to the three months ended March 31, 2018, were primarily the result of the following:

  Revenues net of model costs decreased slightly, due to a 4.6% increase in model costs;

  Salaries and service costs increased by 4.4% primarily due to an increase in employee salaries, partially offset by a reduction in share based payment expense;

  Office and general expenses decreased by 10.9%, primarily due to reduced rent expense, legal fees and bad debt expense, as well as the reclassification of certain lease payments as amortization expense under new lease accounting rules;

  Amortization and depreciation expense increased by 22.9% for the three  months ended March 31, 2019, primarily due to new equipment being placed in service in recent months and certain lease payments previously included within office and general expenses now being classified as amortization under new lease accounting rules; and

  Corporate overhead expenses decreased by 1.5%, primarily due to lower securities compliance costs.

During the first three months of 2019, Wilhelmina repurchased an aggregate of 4,112 shares of its common stock under a previously approved stock repurchase program.  The aggregate purchase price of $0.2 million was funded through internal cash flow.  As of March 31, 2019, the Company had repurchased a total of 1,268,266 shares since the initial adoption of the Company’s stock repurchase program in 2012.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited)
	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$6,260	$6,748
Accounts receivable, net of allowance for doubtful accounts of $1,876 and $1,791, respectively	12,940	11,901
Prepaid expenses and other current assets	302	197
Total current assets	19,502	18,846

Property and equipment, net of accumulated depreciation of $3,515 and $3,264, respectively	2,411	2,567
Right of use assets-operating	2,134	-
Right of use assets-finance	183	-
Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,696 and $8,684, respectively	41	53
Goodwill	13,192	13,192
Other assets	115	114

TOTAL ASSETS	$46,045	$43,239

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,860	$5,071
Due to models	9,480	8,809
Lease liabilities – operating, current	1,123	-
Lease liabilities – finance, current	112	-
Term loan – current	674	623

Total current liabilities	16,249	14,503

Long term liabilities:
Net deferred income tax liability	647	631
Lease liabilities – operating, non-current	1,190	-
Lease liabilities – finance, non-current	82	-
Term loan – non-current	1,813	2,000
Total long term liabilities	3,732	2,631

Total liabilities	19,981	17,134

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares issued at March 31, 2019 and December 31, 2018	65	65
Treasury stock, 1,268,266 and 1,264,154 shares at March 31, 2019 and December 31, 2018, at cost	(6,117)	(6,093)
Additional paid-in capital	88,319	88,255
Accumulated deficit	(56,138)	(56,029)
Accumulated other comprehensive loss	(65)	(93)
Total shareholders’ equity	26,064	26,105

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$46,045	$43,239

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three Months Ended March 31, 2019 and 2018
 (In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Revenues	$20,035	$19,702
License fees and other income	24	14
Total revenues	20,059	19,716

Model costs	14,476	13,842

Revenues net of model costs	5,583	5,874

Operating expenses:
Salaries and service costs	3,716	3,559
Office and general expenses	1,228	1,378
Amortization and depreciation	290	236
Corporate overhead	332	337
Total operating expenses	5,566	5,510
Operating income	17	364

Other expense:
Foreign exchange loss	(15)	(20)
Interest expense	(32)	(25)
Total other expense	(47)	(45)

(Loss) income before provision for income taxes	(30)	319

Provision for income taxes:
Current	(63)	(84)
Deferred	(16)	(10)
Income tax expense	(79)	(94)

Net loss (income)	$(109)	$225

Other comprehensive income:
Foreign currency translation income	28	43
Total comprehensive (loss) income	$(81)	$268

Basic net (loss) income per common share	$(0.02)	$0.04
Diluted net (loss) income per common share	$(0.02)	$0.04

Weighted average common shares outstanding-basic	5,205	5,381
Weighted average common shares outstanding-diluted	5,205	5,402

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three Months Ended March 31, 2019 and 2018
 (In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2017	6,472	$65	(1,090)	$(4,893)	$87,892	$(56,885)	$4	$26,183
Share based payment expense	-	-	-	-	109	-	-	109
Net income to common shareholders	-	-	-	-	-	225	-	225
Purchases of treasury stock	-	-	(6)	(36)	-	-	-	(36)
Foreign currency translation	-	-	-	-	-	-	43	43
Balances at March 31, 2018	6,472	$65	(1,096)	$(4,929)	$88,001	$(56,660)	$47	$26,524

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2018	6,472	$65	(1,264)	$(6,093)	$88,255	$(56,029)	$(93)	$26,105
Share based payment expense	-	-	-	-	64	-	-	64
Net loss to common shareholders	-	-	-	-	-	(109)	-	(109)
Purchases of treasury stock	-	-	(4)	(24)	-	-	-	(24)
Foreign currency translation	-	-	-	-	-	-	28	28
Balances at March 31, 2019	6,472	$65	(1,268)	$(6,117)	$88,319	$(56,138)	$(65)	$26,064

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Nine Months Ended March 31, 2019 and 2018
 (In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income:	$(109)	$225
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	290	236
Share based payment expense	64	109
Deferred income taxes	16	11
Bad debt expense	24	45
Changes in operating assets and liabilities:
Accounts receivable	(1,063)	(1,559)
Prepaid expenses and other current assets	(105)	(63)
Right of use assets-operating	(2,134)	-
Right of use assets-finance	(183)	-
Other assets	(1)	5
Due to models	671	422
Lease liabilities-operating	2,313	-
Lease liabilities-finance	197	-
Accounts payable and accrued liabilities	(211)	161
Net cash used in operating activities	(231)	(408)

Cash flows from investing activities:
Purchases of property and equipment	(95)	(162)
Net cash used in investing activities	(95)	(162)

Cash flows from financing activities:
Purchases of treasury stock	(24)	(36)
Payments on finance leases	(30)	-
Repayment of term loan	(136)	(129)
Net cash used in financing activities	(190)	(165)

Foreign currency effect on cash flows:	28	43

Net change in cash and cash equivalents:	(488)	(692)
Cash and cash equivalents, beginning of period	6,748	4,256
Cash and cash equivalents, end of period	$6,260	$3,564

Supplemental disclosures of cash flow information:
Cash paid for interest	$30	$24
Cash refund of income taxes	$-	$10

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the second quarter ended March 31, 2019 filed with the Securities and Exchange Commission on May 13, 2019.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com